Exhibit 21.1

Subsidiaries of Mallinckrodt plc

Set forth below is a list of subsidiaries that will be transferred by Covidien plc and its subsidiaries to Mallinckrodt plc in connection with the separation. Unless otherwise indicated, all of the subsidiaries listed below will be wholly owned subsidiaries of Mallinckrodt plc and will be owned directly by either Mallinckrodt plc or by wholly owned subsidiaries of Mallinckrodt plc.

Name of Subsidiary	Jurisdiction of Formation

Mallinckrodt Medical Argentina Ltd., Argentinean Branch	Argentina

Mallinckrodt Australia Pty Ltd	Australia

Mallinckrodt Belgium BVBA	Belgium

Carnforth Limited	Bermuda

Mallinckrodt do Brasil, Ltda.	Brazil

Mallinckrodt Canada Holdings ULC	Canada

Mallinckrodt Canada ULC	Canada

Comercializadora Mallinckrodt Chile Limitada	Chile

Mallinckrodt Medical Consulting (Shanghai) Co., Ltd.	China

Mallinckrodt Medical Consulting (Shanghai) Co., Ltd. (Beijing Branch)	China

Mallinckrodt Colombia SAS	Colombia

Mallinckrodt Netherlands Holdings B.V., organizacní složka	Czech Republic

Mallinckrodt Netherlands Holdings B.V. Holland (Denmark Branch)	Denmark

Mallinckrodt Netherlands Holdings B V Finland Branch	Finland

Covidien Imaging France Sarl (FKA Mallinckrodt France S.a.r.l.)	France

Dritte CORSA Verwaltungsgesellschaft GmbH	Germany

Mallinckrodt Deutschland GmbH	Germany

Mallinckrodt Deutschland Holdings GmbH	Germany

Mallinckrodt Hong Kong Limited	Hong Kong

Mallinckrodt Pharmaceuticals India Private Limited	India

Mallinckrodt Ireland Limited	Ireland

Mallinckrodt Medical Imaging - Ireland	Ireland

Mallinckrodt plc	Ireland

Mallinckrodt Italia Spa	Italy

Mallinckrodt Japan Co. Ltd.	Japan

Mallinckrodt Korea Inc.	Korea

Mallinckrodt Group Sarl	Luxembourg

Mallinckrodt International Finance SA	Luxembourg

Mallinckrodt Medical S.A. de C.V.	Mexico

Mallinckrodt Canada Cooperatie U.A.	Netherlands

Mallinckrodt Medical B.V.	Netherlands

Mallinckrodt Nederland B.V.	Netherlands

Mallinckrodt Netherlands Holdings BV	Netherlands

Mallinckrodt Petten Holdings B.V.	Netherlands

Mallinckrodt Netherlands Holdings B.V. (Norway Branch)	Norway

Mallinckrodt Panama Distribution, S.A.	Panama

Mallinckrodt Panama, S.A.	Panama

Mallinckrodt sp. z o.o.	Poland

Mallinckrodt Caribbean, Inc. (Puerto Rico Branch)	Puerto Rico

Mallinckrodt Netherlands Holdings B.V. Russian Representative Office	Russia

Mallinckrodt Netherlands Holdings B.V. Slovakia, organizacná zložka	Slovakia

Mallinckrodt (Pty) Ltd	South Africa

Mallinckrodt Spain, S.L.	Spain

Mallinckrodt Sverige AB	Sweden

Covidien Finance GmbH	Switzerland

Mallinckrodt AG	Switzerland

Mallinckrodt Group Sarl, Luxembourg (LU) Neuhausen AM Rheinfall Branch	Switzerland

Mallinckrodt Holdings GmbH	Switzerland

Mallinckrodt Switzerland Limited	Switzerland

Mallinckrodt Hong Kong Limited, Taiwan Representative Office	Taiwan

Mallinckrodt Hong Kong Limited, Thailand Branch	Thailand

Mallinckrodt Saglik Anonim Sirketi	Turkey

Mallinckrodt Chemical Holdings (UK) Ltd.	UK

Mallinckrodt Chemical Limited	UK

Mallinckrodt Medical Argentina Ltd.	UK

Mallinckrodt Medical Holdings (UK) Limited	UK

Mallinckrodt UK Commercial Ltd	UK

Mallinckrodt UK Ltd	UK

MKG Medical UK Ltd	UK

CNS Therapeutics, Inc.	Delaware

Enterpises Holdings, Inc.	Delaware

IMC Exploration Company	Maryland

Lafayette Pharmaceuticals LLC	Delaware

Liebel-Flarsheim Company LLC	Delaware

Ludlow Corporation	Massachusetts

Mallinckrodt Brand Pharmaceuticals, Inc. (DE)	Delaware

Mallinckrodt Caribbean, Inc.	Delaware

Mallinckrodt Enterprises Holdings, Inc.	California

Mallinckrodt Enterprises LLC	Delaware

Mallinckrodt Inc. (DE)	Delaware

Mallinckrodt LLC	Delaware

Mallinckrodt US Holdings, Inc. (FKA Kendall Holding Corp.)	Nevada

Mallinckrodt US Holdings LLC	Delaware

Mallinckrodt US Pool LLC	Nevada

Mallinckrodt Veterinary, Inc.	Delaware

MEH, Inc.	Nevada